Exhibit 99.1

CONTACT:	William George
	Chief Financial Officer	777 Post Oak Blvd, Suite 500
	713-830-9600	Houston, Texas 77056
713-830-9600
FOR IMMEDIATE RELEASE		Fax: 713-830-9696

COMFORT SYSTEMS USA REPORTS SECOND QUARTER RESULTS

— Profits and Margins Increase Strongly on Higher Revenues —

Houston, TX – July 31, 2008 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $15,193,000 or $0.38 per diluted share, for the quarter ended June 30, 2008, as compared to net income of $10,501,000 or $0.25 per diluted share, in the second quarter of 2007.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We are delighted to report that earnings per share increased by over 50% compared to the same quarter a year ago.  This improvement continues our record of success and further demonstrates the productivity, quality and dedication of our operations and outstanding workforce.”

The Company reported revenues of $355,097,000 ($318,691,000 on a same store basis) in the current quarter, as compared to $280,520,000 in 2007.  The Company also reported free cash flow of $22,843,000 in the current quarter, as compared to $19,079,000 in 2007.  Backlog as of June 30, 2008 was $780,156,000 compared to $811,255,000 as of March 31, 2008.  On a same store basis, backlog as of June 30, 2008 was $701,055,000 as compared to $719,967,000 on June 30, 2007. Backlog at our Atlas subsidiary decreased by approximately $36,600,000 over the same period, which more than accounted for the decrease in total backlog.

Murdy continued, “Revenues were up significantly both on absolute and same store measures.  Backlog, although down slightly, remains at or near record levels at the vast majority of our operations.  Importantly, same store backlog versus one year earlier has increased excluding the purposeful decrease in backlog at our Atlas subsidiary.”

The Company reported net income for the six months ended June 30, 2008 of $23,434,000 or $0.58 per diluted share, as compared to net income of $12,307,000 or $0.30 per diluted share in 2007.  The Company also reported revenues of $650,802,000 for the first six months of 2008, as compared to $530,160,000 in 2007.  Free cash flow for the six months ended June 30, 2008 was $19,125,000 as compared to free cash flow of $3,802,000 in 2007.

Bill Murdy concluded, “We are mindful of economic and financial challenges that confront the economy.  In light of the consistency of our cash flows, the strength demonstrated in our backlog, and our recent success in bringing strong new operations and their excellent teams into the Comfort Systems USA family, we remain optimistic about the second half of 2008.  Even if a significant nonresidential construction recession becomes fact, we believe that we can continue to demonstrate impressive profitability and growth to the fundamental value of Comfort Systems USA.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, August 1, 2008 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4214 and enter 94297224 as the passcode.  Participants may pre-register for the call at
https://www.theconferencingservice.com/prereg/key.process?key=P8HMPDWVY.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, August 8, 2008 by calling 1-888-286-8010 with the conference passcode of 92285007, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 73 locations in 58 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, the use of incorrect estimates for bidding a fixed price contract, undertaking contractual commitments that exceed our labor resources, retention of key management, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008	%	2007	%	2008	%	2007	%
Revenues	$355,097	100.0%	$280,520	100.0%	$650,802	100.0%	$530,160	100.0%
Cost of services	287,271	80.9%	228,797	81.6%	529,556	81.4%	441,923	83.4%
Gross profit	67,826	19.1%	51,723	18.4%	121,246	18.6%	88,237	16.6%

SG&A	43,363	12.2%	35,207	12.6%	84,003	12.9%	69,584	13.1%
Gain on sale of assets	(103)	—	(27)	—	(133)	—	(46)	—
Operating income	24,566	6.9%	16,543	5.9%	37,376	5.7%	18,699	3.5%

Interest income, net	142	—	529	0.2%	820	0.1%	1,080	0.2%
Other income	52	—	24	—	158	—	57	—
Income before income taxes	24,760	7.0%	17,096	6.1%	38,354	5.9%	19,836	3.7%
Income tax expense	9,567		6,595		14,920		7,529
Net income	$15,193	4.3%	$10,501	3.7%	$23,434	3.6%	$12,307	2.3%

Income per share:
Basic	$0.38		$0.26		$0.59		$0.30
Diluted	$0.38		$0.25		$0.58		$0.30

Shares used in computing income per share:
Basic	39,634		40,655		39,737		40,578
Diluted	40,359		41,407		40,422		41,355

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008	%	2007	%	2008	%	2007	%
Net income	$15,193		$10,501		$23,434		$12,307
Income taxes	9,567		6,595		14,920		7,529
Other income	(52)		(24)		(158)		(57)
Interest income, net	(142)		(529)		(820)		(1,080)
Gain on sale of assets	(103)		(27)		(133)		(46)
Depreciation and amortization	3,341		1,679		5,881		3,223
Adjusted EBITDA	$27,804	7.8%	$18,195	6.5%	$43,124	6.6%	$21,876	4.1%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding  income taxes, other income, interest income, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)

Cash and cash equivalents	$101,508	$139,631
Accounts receivable, net	297,762	261,402
Costs and estimated earnings in excess of billings	25,686	18,463
Other current assets	33,575	31,127
Total current assets	458,531	450,623
Property and equipment, net	32,632	21,442
Goodwill	85,956	68,621
Identifiable intangible assets, net	14,753	2,187
Other noncurrent assets	12,458	4,194
Total assets	$604,330	$547,067

Current maturities of long-term debt	$—	$—
Current maturities of notes to former owners	1,708	375
Accounts payable	104,910	90,866
Billings in excess of costs and estimated earnings	117,756	104,236
Other current liabilities	90,336	86,216
Total current liabilities	314,710	281,693
Long-term debt, net of current maturities	—	—
Notes to former owners, net of current maturities	11,125	1,125
Other long-term liabilities	3,558	1,671
Total liabilities	329,393	284,489
Total stockholders’ equity	274,937	262,578
Total liabilities and stockholders’ equity	$604,330	$547,067

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash provided by (used in):
Operating activities	$27,059	$21,224	$26,013	$8,396
Investing activities	$(1,302)	$(2,144)	$(45,607)	$(9,016)
Financing activities	$(12,885)	$(186)	$(18,529)	$(1,734)

Free cash flow:
Cash from operating activities	$27,059	$21,224	$26,013	$8,396
Purchases of property and equipment	(4,253)	(2,227)	(7,005)	(4,717)
Proceeds from sales of property and equipment	37	82	117	123

Free cash flow	$22,843	$19,079	$19,125	$3,802

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.